EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2020 Results

Balance Sheet & Liquidity Remain Strong
Margin Expansion Realized in NA Fenestration Segment
Management Optimistic About Recovery

HOUSTON, June 04, 2020 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2020.

The Company reported the following selected financial results:

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Net Sales	$187.5	$218.2	$384.1	$415.0
Gross Margin	$37.7	$46.8	$76.9	$85.1
Gross Margin %	20.1%	21.5%	20.0%	20.5%
Net Income (Loss)	$5.5	($24.0)	$5.5	($27.6)
Diluted EPS	$0.17	($0.73)	$0.17	($0.84)

Adjusted Net Income	$6.4	$6.3	$7.6	$4.0
Adjusted Diluted EPS	$0.19	$0.19	$0.23	$0.12
Adjusted EBITDA	$21.8	$23.4	$37.5	$35.4
Adjusted EBITDA Margin %	11.6%	10.7%	9.8%	8.5%

Cash Provided by Operating Activities	$6.1	$20.4	$2.5	$0.1
Free Cash Flow	($0.9)	$13.6	($13.8)	($12.9)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, commented, “The first two months of our second quarter were very solid, but, as expected, April proved to be a challenge due to the ongoing COVID-19 pandemic.  Despite the volume decline in April, we were able to realize Adjusted EBITDA margin expansion in our North American Fenestration segment and on a consolidated basis.

“As previously disclosed, due to the uncertainty related to the COVID-19 pandemic, we withdrew guidance for 2020 and borrowed against our revolving credit facility as a precautionary measure.  Our variable cost structure enables us to flex down as volume dictates to protect margins.  As such, we implemented furloughs, reduced shift patterns, suspended all near-term non-essential capital requirements and we are engaged in ongoing discussions with our customers and suppliers with respect to managing working capital.  As of today, all of our plants are operational, we have started to recall furloughed employees, our balance sheet and liquidity remain very strong, our dividend is currently safe and volume in May was not as soft as anticipated.  We are optimistic about the recovery ahead, but we understand that challenges will persist in the near-term.  We have worked hard over the past few years to make sure we have a flexible capital structure and a balance sheet that is strong enough to weather the challenges we are currently facing.  As a result of these actions, we believe our Company is well positioned to take advantage of any opportunities that may arise as a result of this pandemic.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Second Quarter 2020 Results Summary

The decrease in net sales during the second quarter of 2020 was primarily attributable to softer demand in April related to the COVID-19 pandemic.  Volume started to decline in all of Quanex’s manufacturing facilities in late March and the Company’s two manufacturing facilities in the UK were shut down completely on March 25, 2020 in compliance with government orders.  (See Sales Analysis table for additional information)

The increase in reported earnings was primarily the result of a $30.0 million, or $0.91 per diluted share, non-cash goodwill impairment in the North American Cabinet Components segment during the second quarter of 2019.  The increase in adjusted earnings was driven by lower selling, general and administrative expense.

Balance Sheet & Liquidity Update

As of April 30, 2020, Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was unchanged at 1.4x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity was $189.3 million as of April 30, 2020, consisting of $80.2 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  The Company repurchased 149,937 shares of common stock for approximately $2.1 million at an average price of $13.70 per share during the three months ended April 30, 2020.  As of April 30, 2020, approximately $11.7 million remained under the existing share repurchase authorization.

Recent Events

Quanex’s Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company’s common stock, payable June 30, 2020, to shareholders of record on June 15, 2020.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, June 5, 2020, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 4662437, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 12, 2020.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 4662437.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019

Net sales	$187,475	$218,203	$384,072	$415,011
Cost of sales	149,732	171,378	307,159	329,935
Selling, general and administrative	16,713	23,722	40,845	51,748
Restructuring charges	251	84	404	187
Depreciation and amortization	11,886	12,404	24,791	24,976
Asset impairment charges	-	29,978	-	29,978
Operating income (loss)	8,893	(19,363)	10,873	(21,813)
Interest expense	(1,563)	(2,602)	(3,145)	(5,044)
Other, net	300	(54)	336	202
Income (loss) before income taxes	7,630	(22,019)	8,064	(26,655)
Income tax expense	(2,129)	(1,955)	(2,553)	(968)
Net income (loss)	$5,501	$(23,974)	$5,511	$(27,623)

Earnings (loss) per common share, basic	$0.17	$(0.73)	$0.17	$(0.84)
Earnings (loss) per common share, diluted	$0.17	$(0.73)	$0.17	$(0.84)

Weighted average common shares outstanding:
Basic	32,676	32,951	32,770	33,026
Diluted	32,793	32,951	32,907	33,026

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$80,252	$30,868
Accounts receivable, net	66,892	82,946
Inventories, net	75,072	67,159
Prepaid and other current assets	9,602	9,353
Total current assets	231,818	190,326
Property, plant and equipment, net	187,482	193,600
Operating lease right-of-use assets	41,763	-
Goodwill	143,870	145,563
Intangible assets, net	98,905	107,297
Other assets	9,047	8,324
Total assets	$712,885	$645,110

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,227	$63,604
Accrued liabilities	27,396	39,221
Income taxes payable	2,066	6,183
Current maturities of long-term debt	666	746
Current operating lease liabilities	6,687	-
Total current liabilities	79,042	109,754
Long-term debt	229,697	156,414
Noncurrent operating lease liabilities	35,551	-
Deferred pension and postretirement benefits	11,364	13,322
Deferred income taxes	20,926	19,363
Other liabilities	12,348	16,070
Total liabilities	388,928	314,923
Stockholders’ equity:
Common stock	373	374
Additional paid-in-capital	252,717	254,673
Retained earnings	185,779	185,703
Accumulated other comprehensive loss	(36,163)	(33,817)
Treasury stock at cost	(78,749)	(76,746)
Total stockholders’ equity	323,957	330,187
Total liabilities and stockholders' equity	$712,885	$645,110

 QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2020	2019
Operating activities:
Net income (loss)	$5,511	$(27,623)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	24,791	24,976
Stock-based compensation	86	1,043
Deferred income tax	1,194	(1,256)
Asset impairment charge	-	29,978
Other, net	463	1,078
Changes in assets and liabilities:
Decrease in accounts receivable	14,682	3,479
Increase in inventory	(8,363)	(15,522)
Increase in other current assets	(559)	(681)
Decrease in accounts payable	(16,807)	(2,617)
Decrease in accrued liabilities	(13,673)	(14,716)
(Decrease) increase in income taxes payable	(4,052)	183
Increase in deferred pension and postretirement benefits	562	1,567
Decrease in other long-term liabilities	(787)	(131)
Other, net	(576)	385
Cash provided by operating activities	2,472	143
Investing activities:
Capital expenditures	(16,313)	(13,022)
Proceeds from disposition of capital assets	33	298
Cash used for investing activities	(16,280)	(12,724)
Financing activities:
Borrowings under credit facilities	114,500	57,500
Repayments of credit facility borrowings	(41,000)	(42,500)
Repayments of other long-term debt	(505)	(784)
Common stock dividends paid	(5,287)	(5,335)
Issuance of common stock	2,954	27
Payroll tax paid to settle shares forfeited upon vesting of stock	(454)	(322)
Purchase of treasury stock	(6,693)	(4,702)
Cash provided by financing activities	63,515	3,884
Effect of exchange rate changes on cash and cash equivalents	(323)	(44)
Increase (decrease) in cash and cash equivalents	49,384	(8,741)
Cash and cash equivalents at beginning of period	30,868	29,003
Cash and cash equivalents at end of period	$80,252	$20,262

 QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Cash provided by operating activities	$6,129	$20,386	$2,472	$143
Capital expenditures	(7,001)	(6,751)	(16,313)	(13,022)
Free Cash Flow	($872)	$13,635	($13,841)	($12,879)

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	April 30, 2020			April 30, 2019			April 30, 2020			April 30, 2019
	Net Income	Diluted EPS		Net (Loss) Income	Diluted EPS		Net Income	Diluted EPS		Net (Loss) Income	Diluted EPS
Net income (loss) as reported	$5,501	$0.17		$(23,974)	$(0.73)		$5,511	$0.17		$(27,623)	$(0.84)
Reconciling items from below	890	0.02		30,250	0.92		2,106	0.06		31,584	0.96
Adjusted net income and adjusted EPS	$6,391	$0.19		$6,276	$0.19		$7,617	$0.23		$3,961	$0.12

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2020			Three Months Ended April 30, 2019			Six Months Ended April 30, 2020			Six Months Ended April 30, 2019
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$5,501			$(23,974)			$5,511			$(27,623)
Income tax expense	2,129			1,955			2,553			968
Other, net	(300)			54			(336)			(202)
Interest expense	1,563			2,602			3,145			5,044
Depreciation and amortization	11,886			12,404			24,791			24,976
EBITDA	20,779			(6,959)			35,664			3,163
Reconciling items from below	1,031			30,311			1,802			32,282
Adjusted EBITDA	$21,810			$23,352			$37,466			$35,445

Reconciling Items	Three Months Ended April 30, 2020			Three Months Ended April 30, 2019			Six Months Ended April 30, 2020			Six Months Ended April 30, 2019
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$187,475	$-		$218,203	$-		$384,072	$-		$415,011	$-
Cost of sales	149,732	-		171,378	-		307,159	-		329,935	-
Selling, general and administrative	16,713	(780)	(1)	23,722	(249)	(1)	40,845	(1,398)	(1)	51,748	(2,117)	(1)
Restructuring charges	251	(251)	(2)	84	(84)	(2)	404	(404)	(2)	187	(187)	(2)
Asset impairment charges	-	-		29,978	(29,978)	(3)	-	-		29,978	(29,978)	(3)
EBITDA	20,779	1,031		(6,959)	30,311		35,664	1,802		3,163	32,282
Depreciation and amortization	11,886	(237)	(4)	12,404	-		24,791	(968)	(4)	24,976	-
Operating income (loss)	8,893	1,268		(19,363)	30,311		10,873	2,770		(21,813)	32,282
Interest expense	(1,563)	-		(2,602)	-		(3,145)	-		(5,044)	-
Other, net	300	(128)	(5)	(54)	24	(5)	336	(68)	(5)	202	45	(5)
Income (loss) before income taxes	7,630	1,140		(22,019)	30,335		8,064	2,702		(26,655)	32,327
Income tax expense	(2,129)	(250)	(6)	(1,955)	(85)	(6)	(2,553)	(596)	(6)	(968)	(743)	(6)
Net income (loss)	$5,501	$890		$(23,974)	$30,250		$5,511	$2,106		$(27,623)	$31,584

Diluted earnings (loss) per share	$0.17			$(0.73)			$0.17			$(0.84)

(1) Transaction and advisory fees, $0.8 million and $1.3 million related to executive severance charges in the three and six months ended 2020, respectively, and $1.2 million of severance charges related to a reorganization in the six months ended 2019.
(2) Restructuring charges relate to the closure of manufacturing plant facilities.
(3) Asset impairment charges relate to goodwill impairment in the North American Cabinet Components segment.
(4) Accelerated depreciation related to the closure of a North American Cabinet Components plant.
(5) Foreign currency transaction (gains) losses.
(6) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2020
Net sales	$108,593	$29,200	$50,664	$(982)	$187,475
Cost of sales	85,153	20,966	44,198	(585)	149,732
Gross Margin	23,440	8,234	6,466	(397)	37,743
Gross Margin %	21.6%	28.2%	12.8%		20.1%
Selling, general and administrative	9,985	5,292	3,981	(2,545)	16,713
Restructuring charges	66	-	185	-	251
Depreciation and amortization	5,961	2,330	3,474	121	11,886
Operating income (loss)	7,428	612	(1,174)	2,027	8,893
Depreciation and amortization	5,961	2,330	3,474	121	11,886
EBITDA	13,389	2,942	2,300	2,148	20,779
Executive severance charges	-	-	-	780	780
Restructuring charges	66	-	185	-	251
Adjusted EBITDA	$13,455	$2,942	$2,485	$2,928	$21,810
Adjusted EBITDA Margin %	12.4%	10.1%	4.9%		11.6%

Three months ended April 30, 2019
Net sales	$115,346	$41,623	$62,836	$(1,602)	$218,203
Cost of sales	90,031	28,906	53,699	(1,258)	171,378
Gross Margin	25,315	12,717	9,137	(344)	46,825
Gross Margin %	21.9%	30.6%	14.5%		21.5%
Selling, general and administrative	12,213	5,696	4,505	1,308	23,722
Restructuring charges	84	-	-	-	84
Depreciation and amortization	6,758	2,219	3,305	122	12,404
Asset impairment charges	-	-	29,978	-	29,978
Operating income (loss)	6,260	4,802	(28,651)	(1,774)	(19,363)
Depreciation and amortization	6,758	2,219	3,305	122	12,404
EBITDA	13,018	7,021	(25,346)	(1,652)	(6,959)
Asset impairment charges	-	-	29,978	-	29,978
Transaction and advisory fees	-	-	-	249	249
Restructuring charges	84	-	-	-	84
Adjusted EBITDA	$13,102	$7,021	$4,632	$(1,403)	$23,352
Adjusted EBITDA Margin %	11.4%	16.9%	7.4%		10.7%

Six months ended April 30, 2020
Net sales	$219,045	$65,966	$100,708	$(1,647)	$384,072
Cost of sales	173,850	46,210	88,040	(941)	307,159
Gross Margin	45,195	19,756	12,668	(706)	76,913
Gross Margin %	20.6%	29.9%	12.6%		20.0%
Selling, general and administrative	23,040	11,242	8,834	(2,271)	40,845
Restructuring charges	157	-	247	-	404
Depreciation and amortization	12,940	4,738	6,875	238	24,791
Operating income (loss)	9,058	3,776	(3,288)	1,327	10,873
Depreciation and amortization	12,940	4,738	6,875	238	24,791
EBITDA	21,998	8,514	3,587	1,565	35,664
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	1,343	1,343
Restructuring charges	157	-	247	-	404
Adjusted EBITDA	$22,155	$8,514	$3,834	$2,963	$37,466
Adjusted EBITDA Margin %	10.1%	12.9%	3.8%		9.8%

Six months ended April 30, 2019
Net sales	$224,395	$76,877	$116,688	$(2,949)	$415,011
Cost of sales	177,184	53,431	101,555	(2,235)	329,935
Gross Margin	47,211	23,446	15,133	(714)	85,076
Gross Margin %	21.0%	30.5%	13.0%		20.5%
Selling, general and administrative	25,290	11,406	9,430	5,622	51,748
Restructuring charges	187	-	-	-	187
Depreciation and amortization	13,630	4,456	6,644	246	24,976
Asset impairment charges	-	-	29,978	-	29,978
Operating income (loss)	8,104	7,584	(30,919)	(6,582)	(21,813)
Depreciation and amortization	13,630	4,456	6,644	246	24,976
EBITDA	21,734	12,040	(24,275)	(6,336)	3,163
Asset impairment charges	-	-	29,978	-	29,978
Transaction and advisory fees	-	-	-	967	967
Severance related to reorganization	-	-	-	1,150	1,150
Restructuring charges	187	-	-	-	187
Adjusted EBITDA	$21,921	$12,040	$5,703	$(4,219)	$35,445
Adjusted EBITDA Margin %	9.8%	15.7%	4.9%		8.5%

  QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019

NA Fenestration:
United States - fenestration	$95,791	$99,144	$192,638	$193,029
International - fenestration	6,153	8,096	12,587	16,302
United States - non-fenestration	4,372	4,803	8,935	8,308
International - non-fenestration	2,277	3,303	4,885	6,756
	$108,593	$115,346	$219,045	$224,395
EU Fenestration (1):
International - fenestration	$24,865	$34,973	$55,829	$65,696
International - non-fenestration	4,335	6,650	10,137	11,181
	$29,200	$41,623	$65,966	$76,877
NA Cabinet Components:
United States - fenestration	$2,647	$2,997	$5,795	$6,349
United States - non-fenestration	47,540	59,220	93,989	109,181
International - non-fenestration	477	619	924	1,158
	$50,664	$62,836	$100,708	$116,688
Unallocated Corporate & Other:
Eliminations	$(982)	$(1,602)	$(1,647)	$(2,949)
	$(982)	$(1,602)	$(1,647)	$(2,949)

Net Sales	$187,475	$218,203	$384,072	$415,011

(1) Reflects reduction of $1.5 million and $1.2 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2020, respectively.